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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 30, 2001
(Date of earliest event reported)

DELTAGEN, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31147 (Commission File No.)	94-3260659 (IRS Employer Identification No.)
1003 Hamilton Avenue Menlo Park, CA (Address of principal executive offices)		94025 (Zip Code)

(650) 752-0200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

    On July 30, 2001, Deltagen, Inc. ("Deltagen") acquired Arcaris, Inc. ("Arcaris"), a privately held company with a proprietary technology portfolio consisting of genetic, proteomic and cell-biological systems for direct identification and validation of novel drug targets and the creation of small molecule screens, in a tax free reorganization. The new wholly-owned subsidiary will be operated out of Arcaris' facilities in Salt Lake City, Utah, under the name Deltagen Proteomics, Inc.

    Under the terms of the definitive merger agreement, Deltagen acquired all of the outstanding shares of Arcaris and assumed Arcaris employee stock options. In the transaction, Deltagen issued approximately 767,000 new shares of common stock, paid $450,000 in cash plus transaction fees and expenses, and reserved approximately 77,000 new shares of its common stock for Arcaris employee stock options assumed in connection with the transaction. An additional 516,000 newly issued shares of Deltagen's common stock will be issued to Arcaris shareholders upon the achievement of certain key milestones.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Not applicable

  (b)
  Not applicable

  (c)
  See attached Exhibit Index.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTAGEN, INC.
By:	/s/ AUGUSTINE G. YEE Augustine G. Yee Vice President of Corporate Development, General Counsel and Secretary

Date: August 14, 2001

EXHIBIT INDEX

Number	Exhibit
2.1	Agreement and Plan of Merger and Reorganization with Arcaris, Inc. dated July 24, 2001.*

*
Incorporated by reference to Exhibit 10.32 filed with Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 000-31147).

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX